Elan Shareholders Do Not Approve Theravance/Elan Royalty Participation Transaction

Theravance remains focused on strategy to separate late-stage partnered respiratory assets from biopharmaceutical operations

SOUTH SAN FRANCISCO, CA -- (Marketwired - June 17, 2013) - Theravance, Inc. (NASDAQ: THRX) ("Theravance") today announced that shareholders of Elan Corporation, plc ("Elan") did not approve the Theravance/Elan royalty participation transaction proposal at Elan's Extraordinary General Meeting held in Dublin, Ireland.

"While we are disappointed that Elan's shareholders did not approve this transaction, we are confident in our overall strategy, our respiratory programs partnered with GSK and our strategy to deliver value to shareholders," said Rick E Winningham, Theravance's Chief Executive Officer. "Looking forward, we remain focused on Theravance's key priorities in 2013, which are to optimize the US launch of BREO™ ELLIPTA™ in the third quarter, focus on seeking regulatory approvals for ANORO™ ELLIPTA™ and RELVAR ELLIPTA™ and to work toward separating its businesses into Royalty Management Co and Theravance Biopharma. We believe this strategy will unlock value, facilitate return of capital to stockholders and further our strategy of advancing medicines that address significant unmet medical needs."

About the Separation

As previously disclosed, Theravance intends to separate its biopharmaceutical operations and its late stage partnered respiratory assets into two independent publicly traded companies, referred to as Theravance Biopharma and Royalty Management Co, respectively. Theravance Biopharma will be primarily focused on the discovery, development and commercialization of small-molecule medicines in areas of significant unmet medical need. Royalty Management Co will focus on managing the rights to the significant potential royalty streams from certain products developed under the LABA collaboration with GSK. Theravance intends for Royalty Management Co to be the primary vehicle for the return of capital. Theravance is currently evaluating the optimal strategies to return capital to stockholders of Royalty Management Co following completion of the separation, including through dividends or the repurchase of shares and/or convertible debt.

BofA Merrill Lynch and Centerview Partners LLC are acting as financial advisors and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and Skadden, Arps, Slate, Meagher & Flom LLP are acting as legal advisers to Theravance in connection with the separation transaction.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates and strategic collaborations with pharmaceutical companies. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections, and central nervous system (CNS)/pain. Theravance's key programmes include: RELVAR™ ELLIPTA™ or BREO™ ELLIPTA™ (FF/VI), ANORO™ ELLIPTA™ (UMEC/VI) and MABA (Bifunctional Muscarinic Antagonist-Beta2 Agonist), each partnered with GlaxoSmithKline plc, and its oral Peripheral Mu Opioid Receptor Antagonist program. By leveraging its proprietary insight of multivalency to drug discovery, Theravance is pursuing a best-in-class strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit Theravance's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

RELVAR™, BREO™, ANORO™ and ELLIPTA™ are trademarks of the GlaxoSmithKline group of companies. The use of the brand names ANORO™ and RELVAR™ has not yet been approved by any regulatory authority.

Theravance Forward-Looking Statements

This press release contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to plans and objectives of Theravance and its planned separation, the timing, manner and amount of anticipated potential returns of capital to stockholders if Theravance's previously announced planned separation is consummated, the status and timing of clinical studies, data analysis and communication of results, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the timing of seeking regulatory approval of product candidates, statements concerning the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, statements concerning expectations for product candidates through development and commercialization and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, the possibility that intervening events could arise which could alter the timing, or the ability to consummate, the anticipated separation of Theravance into two independent companies or the intended return of capital to stockholders, the potential that results of clinical or non-clinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies, delays or failure to achieve regulatory approvals for product candidates and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 1, 2013 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

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Contact Information:

Theravance, Inc.
Michael W. Aguiar
Senior Vice President and Chief Financial Officer
650-808-4100
investor.relations@theravance.com